Exhibit 23.1

Consent of Ernst & Young LLP

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the NexGen Storage, Inc. 2010 Equity Incentive Plan, of our reports dated August 27, 2012, with respect to the consolidated financial statements of Fusion-io, Inc., and the effectiveness of internal control over financial reporting of Fusion-io, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah

May 7, 2013